Exhibit 99.1

VERALTO REPORTS THIRD QUARTER 2023 RESULTS

WALTHAM, Mass., (October 25, 2023) – Veralto (NYSE: VLTO) (the “Company”), a global leader in essential water and product quality solutions dedicated to Safeguarding the World's Most Vital Resources™ announced results for the third quarter ended September 29, 2023. Net earnings refer to net earnings attributable to common shareholders.

Key Third Quarter Results

•Sales increased 3% year-over-year to $1,255 million, with non-GAAP core sales growth of 1%
•Operating profit margin was 21.8% and non-GAAP adjusted operating profit margin, including estimated incremental stand-alone costs, was 22.4%
•Net earnings were $205 million, or $0.83 per diluted common share
•Non-GAAP, adjusted diluted net earnings per common share were $0.75, including estimated incremental stand-alone costs and estimated interest expense on the Company’s current capital structure
•Operating cash flow was $243 million and non-GAAP free cash flow was $232 million
•Expects to initiate a quarterly dividend of $0.09 per common share in arrears in Q4 2023

Jennifer L. Honeycutt, President and Chief Executive Officer, stated, “The third quarter 2023 marks a significant milestone for Veralto as we successfully completed our separation from Danaher. I’m proud of our team for their efforts related to the separation while also driving solid operating execution during the quarter in support of our customers.”

“During the third quarter, we continued to deliver core sales growth and executed well on pricing, productivity and continuous improvement actions. We also generated strong free cash flow and strengthened our financial position.”

Honeycutt continued, “As we look longer term, we are confident that the durability of our businesses, the essential nature of our technology solutions and the strong secular growth drivers of our end markets will position us to drive steady growth, consistent with our historical track record. The combination of our leading brands, premier operating model powered by the Veralto Enterprise System and the strength of our balance sheet differentiates Veralto and positions us to deliver sustainable, long-term shareholder value.”

Fourth Quarter Outlook

The Company provides forecasted sales only on a non-GAAP basis because of the difficulty in estimating the other components of GAAP sales, such as currency translation, acquisitions, and divested product lines.

For the fourth quarter 2023, the Company anticipates that non-GAAP core sales will be flat to down low-single digits year-over-year due primarily to reduced demand for consumer-packaged goods impacting sales in its Product Quality and Innovation segment and continued demand weakness in China. The Company anticipates adjusted operating profit margin in the range of 23.5% to 24.5% and adjusted diluted earnings per share in the range of $0.79 to $0.84.
The Company intends to initiate a quarterly cash dividend of $0.09 per common share in arrears commencing following the quarter ending December 31, 2023, subject to approval by its Board of Directors with respect to each such dividend.

Conference Call and Webcast Information

Veralto will discuss its third quarter results and financial guidance for the fourth quarter and full year during its quarterly investor conference call tomorrow starting at 8:30 a.m. (ET). The call and an accompanying slide presentation will be webcast on the “Investors” section of Veralto’s website, www.veralto.com, under the subheading “News & Events” and additional materials will be posted to the same section of Veralto’s website. A replay of the webcast will be available in the same section of Veralto’s website shortly after the conclusion of the presentation and will remain available until the next quarterly earnings call.

The conference call can be accessed by dialing +1 (800) 579-2543 (U.S.) or +1 (785) 424-1789 (INTL) (Conference ID: VLTO3Q23). A replay of the conference call will be available shortly after the conclusion of the call and until November 10, 2023. You can access the replay dial-in information on the “Investors” section of Veralto’s website under the subheading “News & Events.”

ABOUT VERALTO

With annual sales of nearly $5 billion, Veralto is a global leader in essential technology solutions with a proven track record of solving some of the most complex challenges we face as a society. Our industry-leading companies with globally recognized brands are building on a long-established legacy of innovation and customer trust to create a safer, cleaner, more vibrant future. Headquartered in Waltham, Massachusetts, our global team of 16,000 associates is committed to making an enduring positive impact on our world and united by a powerful purpose: Safeguarding the World's Most Vital Resources™.

NON-GAAP MEASURES AND SUPPLEMENTAL MATERIALS

In addition to the financial measures prepared in accordance with generally accepted accounting principles (GAAP), this earnings release also contains non-GAAP financial measures. Calculations of these measures, the reasons why we believe these measures provide useful information to investors, a reconciliation of these measures to the most directly comparable GAAP measures, as applicable, and other information relating to these non-GAAP measures are included in the supplemental reconciliation schedule attached.

In addition, this earnings release, the slide presentation accompanying the related earnings call, non-GAAP reconciliations and a note containing details of historical and anticipated, future financial performance have been posted to the “Investors” section of Veralto’s website (www.veralto.com) under the subheading “Quarterly Earnings.”

FORWARD-LOOKING STATEMENTS

Certain statements in this release, including the statement regarding the Company's anticipated fourth quarter and full year 2023 non-GAAP core sales growth, the Company’s differentiation and positioning to continue delivering sustainable, long-term shareholder value and any other statements regarding events or developments that we believe or anticipate will or may occur in the future are "forward-looking" statements within the meaning of the federal securities laws. All statements other than historical factual information are forward-looking statements, including, without limitation, statements regarding: projections of revenue, expenses, profit, profit margins, tax rates, tax provisions, cash flows, pension and benefit obligations and funding requirements, Veralto’s liquidity position or other financial measures; Veralto’s management’s plans and strategies for future operations, including statements relating to anticipated operating performance, cost reductions, restructuring activities, new product and service developments, competitive strengths or market position, acquisitions and the integration thereof, divestitures, spin-offs, split-offs or other distributions, strategic opportunities, securities offerings, stock repurchases, dividends and executive compensation; the effects of the separation or the distribution on Veralto’s business; growth, declines and other trends in markets Veralto sells into; new or modified laws, regulations and accounting pronouncements; future regulatory approvals and the timing thereof; outstanding claims, legal proceedings, tax audits and assessments and other contingent liabilities; future foreign currency exchange rates and fluctuations in those rates; general economic and capital markets conditions; the anticipated timing of any of the foregoing; assumptions underlying any of the foregoing; and any other statements that address events or developments that Veralto intends or believes will or may occur in the future. Additional information regarding the factors that may cause actual results to differ materially from these forward-looking statements is available in our SEC filings, including our Form 10. These forward-looking statements speak only as of the date of this release and except to the extent required by applicable law, the Company does not assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events and developments or otherwise.
Investor Relations Contact:
Ryan Taylor
Vice President, Investor Relations
investors@veralto.com

Media Relations Contact:
Steve Field
Vice President, Communications
steve.field@veralto.com

VERALTO CORPORATION
COMBINED CONDENSED STATEMENTS OF EARNINGS
($ and shares in millions, except per share amounts)
(unaudited)

	Three-Month Period Ended		Nine-Month Period Ended
	September 29, 2023	September 30, 2022	September 29, 2023	September 30, 2022
Sales	$1,255	$1,219	$3,733	$3,622
Cost of sales	(532)	(525)	(1,578)	(1,573)
Gross profit	723	694	2,155	2,049
Operating costs:
Selling, general and administrative expenses	(395)	(357)	(1,133)	(1,067)
Research and development expenses	(55)	(52)	(168)	(164)
Operating profit	273	285	854	818
Nonoperating income (expense):
Other income (expense), net	—	—	(14)	—
Interest expense	(5)	—	(5)	—
Earnings before income taxes	268	285	835	818
Income taxes	(63)	(67)	(196)	(189)
Net earnings	$205	$218	$639	$629
Net earnings per common share:
Basic and Diluted	$0.83	$0.89	$2.59	$2.55
Average common stock and common equivalent shares outstanding:
Basic and Diluted	246.3	246.3	246.3	246.3

This information is presented for reference only.

VERALTO CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
Diluted Net Earnings Per Common Share and Adjusted Diluted Net Earnings Per Common Share1

	Three-Month Period Ended
	September 29, 2023	September 30, 2022
Diluted Net Earnings Per Common Share (GAAP)	$0.83	$0.89
Amortization of acquisition-related intangible assets A	0.05	0.04
Impairments and other charges B	0.02	—
Standalone Adjustment C	(0.16)	(0.20)
Tax effect of the above adjustments D	0.03	0.04
Discrete tax adjustments E	(0.02)	(0.01)
Adjusted Diluted Net Earnings Per Common Share (Non-GAAP)	$0.75	$0.76
1    Each of the per share adjustment amounts above have been calculated using the total outstanding shares as of September 29, 2023 of 246.3 million.

Adjusted Operating Profit and Adjusted Operating Profit Margin

	Three-Month Period Ended September 29, 2023			Three-Month Period Ended September 30, 2022
	Sales	Operating profit	Operating profit margin	Sales	Operating profit	Operating profit margin
Reported (GAAP)	$1,255	$273	21.8%	$1,219	$285	23.4%
Amortization of acquisition-related intangible assets A	—	12	1.0	—	11	0.9
Impairments and other charges B	—	6	0.5	—	—	—
Standalone Adjustment C	2	(10)	(0.8)	2	(15)	(1.2)
Rounding	—	—	(0.1)	—	—	(0.1)
Adjusted (Non-GAAP)	$1,257	$281	22.4%	$1,221	$281	23.0%

VERALTO CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(continued)
Notes to Reconciliation of GAAP to Non-GAAP Financial Measures
A     Amortization of acquisition-related intangible assets in the following historical periods (only the pretax amounts set forth below are reflected in the amortization line item above):

	Three-Month Period Ended
	September 29, 2023	September 30, 2022
Pretax	$12	$11
After-tax	$9	$8

B    Impairment charge related to a trade name in the Product Quality & Innovation segment for the three month period ended September 29, 2023 ($6 million pretax as reported in this line item, $5 million after-tax).
C    This amount encompasses management estimates of operating as a standalone entity. The management estimate includes recurring and ongoing costs required to operate new functions required for a public company such as certain corporate functions including finance, tax, legal, human resources and other general and administrative related functions. This estimate also includes interest costs associated with the post-separation capital structure, including the issuance of approximately $2.6 billion of long-term debt at a weighted average interest rate of 5.2%. The effects of these estimates are summarized below:

	Three-Month Period Ended
	September 29, 2023	September 30, 2022
Impact to Operating Profit	$(10)	$(15)
Pretax	$(40)	$(50)
After-tax	$(29)	$(37)

D    This line item reflects the aggregate tax effect of all nontax adjustments reflected in the preceding line items of the table. In addition, the footnotes above indicate the after-tax amount of each individual adjustment item. Veralto estimates the tax effect of each adjustment item by applying Veralto’s overall estimated effective tax rate to the pretax amount, unless the nature of the item and/or the tax jurisdiction in which the item has been recorded requires application of a specific tax rate or tax treatment, in which case the tax effect of such item is estimated by applying such specific tax rate or tax treatment.
E    Discrete tax matters relate to changes in estimates associated with prior period uncertain tax positions, audit settlements and excess tax benefits from stock-based compensation.

VERALTO CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(continued)
Sales Growth (Decline) by Segment, Core Sales Growth (Decline) by Segment

	% Change Three-Month Period Ended September 29, 2023 vs. Comparable 2022 Period
		Segments
	Total Company	Water Quality	Product Quality and Innovation
Total sales growth (decline) (GAAP)	3.0%	4.0%	1.0%
Impact of:
Acquisitions/divestitures	(0.5)%	—%	(1.0)%
Currency exchange rates	(1.5)%	(1.0)%	(2.5)%
Core sales growth (decline) (non-GAAP)	1.0%	3.0%	(2.5)%

VERALTO CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(continued)
Forecasted Core Sales Growth (Decline), Adjusted Operating Profit Margin, and Adjusted Diluted Net Earnings per Share
The Company provides forecasted sales only on a non-GAAP basis because of the difficulty in estimating the other components of GAAP revenue, such as currency translation, acquisitions and divested product lines. Additionally, we do not reconcile adjusted operating profit margin (or components thereof) or adjusted diluted earnings per share to the comparable GAAP measures because of the difficulty in estimating the other unknown components such as investment gains and losses, impairments and separation costs, which would be reflected in any forecasted GAAP operating profit or forecasted diluted earnings per share.

% Change Three-Month Period Ending December 31, 2023 vs. Comparable 2022 Period
Core sales growth (decline) (non-GAAP)	-Low-single digit to flat

Three-Month Period Ending December 31, 2023
Adjusted Operating Profit Margin (non-GAAP)	23.5% to 24.5%
Adjusted Diluted Net Earnings per Share (non-GAAP)	$0.79 to $0.84

VERALTO CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(continued)
Cash Flow and Free Cash Flow
($ in millions)

	Three-Month Period Ended		Year-over-Year Change
	September 29, 2023	September 30, 2022
Total Cash Flows:
Net cash provided by operating activities (GAAP)	$243	$257
Total cash used in investing activities (GAAP)	$(14)	$(43)
Total cash provided by (used in) financing activities (GAAP)	$206	$(214)

Free Cash Flow:
Total cash provided by operating activities (GAAP)	$243	$257	~ (5.5)%
Less: payments for additions to property, plant & equipment (capital expenditures) (GAAP)	(11)	(6)
Free cash flow (non-GAAP)	$232	$251	~ (7.5)%
We define free cash flow as operating cash flows, less payments for additions to property, plant and equipment (“capital expenditures”) plus the proceeds from sales of plant, property and equipment (“capital disposals”).

Statement Regarding Non-GAAP Measures
Each of the non-GAAP measures set forth above should be considered in addition to, and not as a replacement for or superior to, the comparable GAAP measure, and may not be comparable to similarly titled measures reported by other companies.  Management believes that these measures provide useful information to investors by offering additional ways of viewing Veralto Corporation’s (“Veralto” or the “Company”) results that, when reconciled to the corresponding GAAP measure, help our investors:
•with respect to the profitability-related non-GAAP measures, understand the long-term profitability trends of our business and compare our profitability to prior and future periods and to our peers;
•with respect to core sales and related sales measures, identify underlying growth trends in our business and compare our sales performance with prior and future periods and to our peers; and
•with respect to free cash flow and related cash flow measures (the “FCF Measure”), understand Veralto’s ability to generate cash without external financings, strengthen its balance sheet, invest in its business and grow its business through acquisitions and other strategic opportunities (although a limitation of free cash flow is that it does not take into account the Company’s non-discretionary expenditures, and as a result the entire free cash flow amount is not necessarily available for discretionary expenditures).
Management uses these non-GAAP measures to measure the Company’s operating and financial performance.
•The items excluded from the non-GAAP measures set forth above have been excluded for the following reasons:
◦Amortization of Intangible Assets: We exclude the amortization of acquisition-related intangible assets because the amount and timing of such charges are significantly impacted by the timing, size, number and nature of the acquisitions we consummate. While we have a history of significant acquisition activity, we do not acquire businesses on a predictable cycle, and the amount of an acquisition’s purchase price allocated to intangible assets and related amortization term are unique to each acquisition and can vary significantly from acquisition to acquisition. Exclusion of this amortization expense facilitates more consistent comparisons of operating results over time between our newly acquired and long-held businesses, and with both acquisitive and non-acquisitive peer companies. We believe however that it is important for investors to understand that such intangible assets contribute to sales generation and that intangible asset amortization related to past acquisitions will recur in future periods until such intangible assets have been fully amortized.
◦Restructuring Charges: We exclude costs incurred pursuant to discrete restructuring plans that are fundamentally different (in terms of the size, strategic nature and planning requirements, as well as the inconsistent frequency, of such plans) from the ongoing productivity improvements that result from application of the Veralto Enterprise System. Because these restructuring plans are incremental to the core activities that arise in the ordinary course of our business and we believe are not indicative of Veralto’s ongoing operating costs in a given period, we exclude these costs to facilitate a more consistent comparison of operating results over time.
◦Other Adjustments: With respect to the other items excluded from the profitability-related non-GAAP measures, we exclude these items because they are of a nature and/or size that occur with inconsistent frequency, occur for reasons that may be unrelated to Veralto’s commercial performance during the period and/or we believe that such items may obscure underlying business trends and make comparisons of long-term performance difficult.
◦Standalone Adjustments: We believe these adjustments provide additional insight into how our businesses are performing, on a normalized basis. However, these non-GAAP financial measures should not be construed as inferring that our future results will be unaffected by the items for which the measure adjusts.
•With respect to core operating profit margin changes, in addition to the explanation set forth in the bullets above relating to “restructuring charges” and “other adjustments”, we exclude the impact of businesses owned for less than one year (or disposed of during such period and not treated as discontinued operations) because the timing, size, number and nature of such transactions can vary significantly from period to period and may obscure underlying business trends and make comparisons of long-term performance difficult.
•With respect to core sales related measures, (1) we exclude the impact of currency translation because it is not under management’s control, is subject to volatility and can obscure underlying business trends, and (2) we exclude the effect of acquisitions and divested product lines because the timing, size, number and nature of such transactions can vary significantly from period-to-period and between us and our peers, which we believe may obscure underlying business trends and make comparisons of long-term performance difficult.
•With respect to the FCF Measure, we exclude payments for additions to property, plant and equipment (net of the proceeds from capital disposals) to demonstrate the amount of operating cash flow for the period that remains after accounting for the Company’s capital expenditure requirements.